Exhibit 10.3

TRADING MANAGER AGREEMENT

AGREEMENT made as of the 18th day of August, 2011, by and among AAA ENERGY OPPORTUNITIES FUND LLC, a limited liability company formed under the laws of the State of Delaware (the “Fund”), SYDLING AAA MASTER FUND LLC, a limited liability company formed under the laws of the State of Delaware (the “Master Fund” and together with the Fund, the “Funds”) and SYDLING FUTURES MANAGEMENT LLC, a limited liability company formed under the laws of the State of Delaware (“SFM” or the “Trading Manager,” and collectively with the Funds, the “Parties” and each, a “Party”).  Capitalized terms not defined herein shall have the meaning set forth in the Fund’s Private Placement Offering Memorandum (the “Memorandum”).

W I T N E S S E T H :

WHEREAS, the Fund was formed for the purpose of trading in interests in commodities of all descriptions (including futures contracts, physical commodities, commodity options, forward contracts, swaps and any other rights or interests pertaining thereto, including interests in commodity pools); and

WHEREAS, the Fund will pursue its investment objective by allocating its capital to AAA Capital Management Advisors, Ltd. (“AAA”), a registered commodity trading advisor, which has an energy trading strategy, through an investment in the Master Fund, an affiliated collective investment vehicle of which SFM will also act as the trading manager; and

WHEREAS, the Limited Liability Company Agreement of the Fund (the “Fund LLC Agreement”) and the Limited Liability Company Agreement of the Master Fund (the “Master Fund LLC Agreement” and collectively with the Fund LLC Agreement the “LLC Agreements”) in effect as of the date hereof (and as further amended from time to time) permit the members of the Funds to designate a commodity pool operator for each of the Fund and the Master Fund with complete authority and responsibility for compliance with the Commodity Exchange Act and the regulations promulgated thereunder; and

WHEREAS, such commodity pool operator will be required to obtain and maintain registration as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”), or relief from such registration with respect to the Fund; and

WHEREAS, the LLC Agreements permit the members of the Funds to delegate to one or more agents their authority to select trading advisors and make trading decisions for the Funds; and

WHEREAS, SFM provides trading manager and administrative services including selection of commodity trading advisor(s) and the allocation of assets to such commodity trading advisor(s) as well as operational assistance in connection with commodity pools; and

WHEREAS, SFM is registered as a commodity pool operator and a commodity trading advisor with the CFTC and is a member of the National Futures Association (“NFA”);

and

WHEREAS, the Parties wish to enter into this Agreement in order to set forth the terms and conditions upon which SFM will render and implement trading manager services in connection with the conduct by the Fund and by the Master Fund of their trading activities during the term of this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.             DUTIES OF THE TRADING MANAGER.

(a)           Subject to the rights of the members described in the LLC Agreements, for the period and on the terms and conditions of this Agreement, SFM shall have sole authority and responsibility, as one of the Funds’ agents and attorneys-in-fact, for the selection, monitoring and termination of commodity trading advisor(s) to direct the investment and reinvestment of the assets of the Funds in commodity interests, including commodity futures contracts, commodity forward contracts, options, swaps and other over-the-counter instruments.  Such investments may be in collective investment vehicles, including those operated by SFM or one of its affiliates, and, occasionally, in individually managed accounts and, with respect to the Fund, will initially be made through an investment in the Master Fund.  In this connection, SFM shall provide the following advisory services to the Funds:

(i)            selection, appointment and termination of the commodity trading advisor(s) for the Funds;

(ii)           negotiation of advisory and/or subscription agreements on behalf of the Funds;

(iii)          allocation and reallocation of the assets of the Funds;

(iv)          conducting due diligence examinations of commodity trading advisor(s), including, without limitation, a review of all disclosure documents of commodity trading advisor(s);

(v)           monitoring the activity, performance and trading records of the Funds’ commodity trading advisor(s), including AAA;

(vi)          subject to reasonable assurances of confidentiality, promptly provide the Funds with such information concerning any commodity trading advisor, including performance information, in such detail and with such analysis as the Funds may reasonably request and provide the Funds with all information concerning any commodity trading advisor (including, without limitation, information relating to changes in control, personnel, trading approach or financial condition) of which SFM is aware and which SFM believes may reasonably be deemed to be material to the Funds;

(vii)         instructing each commodity trading advisor to liquidate open positions or other assets of the Funds to provide such cash as the Funds may from time to time require for the redemption of units or for payments of the Funds’ expenses;

(viii)        advising the Funds concerning all actions which it appears to SFM would be advantageous to the Funds in implementing its investment objectives; and

(ix)          monitoring the Funds’ investment objectives and proposing to the Funds any changes thereto which it considers necessary or desirable.

(b)           Each of the Funds confirms that it currently uses UBS Securities LLC (“UBS Securities”) as commodity broker and has entered into a Customer Agreement with UBS Securities in this connection.  Each of the Funds confirms that it will pay all brokerage fees and trading expenses incurred on its behalf.  Further, the Funds hereby direct UBS Securities to provide to SFM copies of all confirmation statements, monthly statements and other communications with the Funds.  Each of the Funds agrees to enter into an advisory agreement with a commodity trading advisor for the management of such Fund’s  assets.  Such agreements shall be negotiated by SFM.

(c)           SFM shall prepare or assist in the preparation of such books and records and provide such compliance and administrative services as are required by law or regulation from time to time in connection with the operation of the Funds.  Without limiting the generality of the foregoing, SFM shall:

(i)            assist in the preparation of marketing materials with respect to the sale of units;

(ii)           prepare Forms 40 and other reports as the Funds may be required to file with the CFTC;

(iii)          carry out reviews of the investment portfolio of the Funds as the Funds may from time to time reasonably require;

(iv)          prepare or arrange for the preparation of all books and records as are necessary for the operation of the Funds including, but not limited to, a record showing all receipts and disbursements of funds, general ledgers for the Funds, daily transaction records and daily profit and loss reports;

(v)           prepare monthly reports and deliver such reports to members of the Funds;

(vi)          prepare annual reports and arrange for audit by independent public accountants of such annual reports;

(vii)         compute an estimate of the net asset value of the Funds on a daily basis in accordance with the terms of the LLC Agreements;

(viii)        calculate the monthly fees and quarterly allocations owed to the commodity trading advisor(s) and calculate the fees owed to itself;

(ix)          waive minimum investment amounts and extend and/or terminate offering periods;

(x)           prepare and mail, or assist in the preparation and mailing of, confirmations of the purchase of units in the Funds to each purchaser;

(xi)          assist in responding to, and making payments with respect to, requests for redemption from members of the Funds;

(xii)         authorize more frequent redemptions in the Funds, suspend or defer redemptions and require the redemption of a member’s units;

(xiii)        assist in the review and processing of subscription agreements from prospective members including the acceptance and execution of subscription agreements on behalf of the Funds;

(xiv)        facilitate transfers of units;

(xv)         maintain a record of the Funds’ members;

(xvi)        maintain copies of all offering memoranda and sales literature used in connection with the sale of units in the Funds;

(xvii)       maintain copies of daily and monthly broker confirmation statements on behalf of the Funds;

(xviii)      mail all communications to members and maintain copies of correspondence from members; and

(xix)        select the escrow agent, if any, for the Funds;

(d)           In carrying out any of its duties hereunder, SFM may engage additional entities to perform or assist with certain administrative functions and to handle subscriptions and redemptions.  Such entities shall be compensated out of the SFM’s own funds.

2.             COMPENSATION AND EXPENSES.

(a)           In consideration of and as compensation for all of the services to be rendered by SFM to the Funds, the Fund shall pay SFM a monthly administrative fee equal to 1/12 of 0.50% (0.50% per year) of month-end adjusted Net Assets of the Fund.  For purposes of calculating SFM’s administrative fees, adjusted Net Assets are “Net Assets” increased by the current month’s incentive allocation accrual, management fee, administrative fee and any redemptions or distributions as of the end of such month.  The administrative fee may be increased or decreased at the discretion of the Trading Manager.

(b)           Net Assets of the Fund shall mean the total assets of the Fund, including all cash, Treasury bills, accrued interest and the market value of all open commodity positions maintained by the Fund less brokerage charges accrued and less all other liabilities of the Fund determined in accordance with generally accepted accounting principles under the accrual basis of accounting.  The value of a commodity futures or option contract is the unrealized gain or loss on the contract that is determined by marking it to the current settlement price for a like contract acquired on the valuation date.  Physical commodities, options, forward contracts, futures contracts and swaps, when no market quote is available, will be valued at their fair market value as determined in good faith by the Trading Manager.  U.S. Treasury securities and other interest bearing obligations will be valued at cost plus accrued interest.  Interests in other commodity pools will be valued at their net asset value as determined by the Trading Manager.  Net Assets equals net asset value.

(c)           SFM shall bear its own operating expenses and those of operating the Funds, except that the Fund shall pay all of its expenses in connection with trading activities, management, administrative and incentive fees, legal, accounting, filing, data processing and reporting fees and extraordinary expenses.

(d)           The administrative fees shall be paid within twenty (20) business days following the end of the period for which such fees are payable.  In the event of termination of this Agreement as of any date which shall not be the end of a calendar month, as the case may be, the administrative fee shall be prorated to the effective date of termination.

(e)           The provisions of this Section 2 shall survive the termination of this Agreement.

3.             RIGHT TO ENGAGE IN OTHER ACTIVITIES.

(a)           The services provided by the Trading Manager hereunder are not to be deemed exclusive.  Each of the Fund and the Master Fund acknowledges that, subject to the terms of this Agreement, the Trading Manager, its affiliates and their principals, shareholders, members, directors, partners, officers, employees and agents may render advisory, management and administrative services to other clients and accounts.  The Trading Manager, its affiliates and their principals, shareholders, members, directors, partners, officers and employees shall be free to trade for their own accounts and to advise other investors and manage other accounts during the term of this Agreement.  However, the Trading Manager represents, warrants and agrees that the rendering of such advisory, management and administrative services to other accounts and entities will not hinder the ability of the Trading Manager to continue to render services to the Funds of the quality and nature contemplated by this Agreement.

(b)           Each of the Fund and the Master Fund acknowledges that the Trading Manager and/or its affiliates and each of their principals, shareholders, members, directors, partners, officers and employees presently act or in the future may act as the commodity pool operator, commodity trading advisor and/or commodity broker for other accounts managed by any of them, and may receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Funds.

(c)           Each of the Fund and the Master Fund understands that SFM will select the commodity trading advisors and allocate assets among them.  To the extent a commodity trading advisor clears its account through UBS Securities, SFM may have a conflict of interest between selecting or allocating assets to a commodity trading advisor that will trade in the best interests of the Funds and selecting or allocating assets to a commodity trading advisor that will generate a relatively smaller number of trades which keeps the net assets of the Funds relatively higher and therefore generates relatively larger amounts of brokerage fees to benefit UBS Securities.

4.             TERM.

(a)           This Agreement shall continue in effect until one year after the date of this Agreement and shall be renewed automatically for one-year terms thereafter, provided that any Party may terminate this Agreement upon thirty (30) days’ prior written notice to the other Parties.

(b)           This Agreement shall be terminated upon any event which causes the removal or resignation of the Trading Manager in accordance with either or both of the LLC Agreements.

(c)           Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Section 4 shall be without penalty or liability to any Party.

5.             EXCULPATION; INDEMNIFICATION.

(a)           None of SFM, any person controlling, controlled by or under common control with SFM or any of their respective affiliates, principals, shareholders, members, directors, partners, officers or employees (collectively, “Affiliates”) or the legal representatives of any of them shall be liable to either of the Funds or their respective members for mistakes of judgment or for action or inaction that did not constitute gross negligence, willful misconduct, bad faith or fraud or for losses due to such mistakes, action or inaction or to the negligence, dishonesty, bad faith or fraud of any broker or agent of one or both of the Funds, provided that such broker or agent was selected, engaged or retained by SFM in accordance with the standard of care set forth above.  SFM and each Affiliate may consult with counsel and accountants in respect of Fund and Master Fund affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they were selected in accordance with the standard of care set forth above;

(b)           In any threatened, pending or completed action, suit or proceeding to which SFM or one of its Affiliates was or is a party or is threatened to be made a party arising out of or in connection with this Agreement, the Fund shall indemnify and hold harmless SFM and each Affiliate against any loss, liability, damage, cost, expense (including, without limitation, attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding.

(c)           In the event that SFM or one of its Affiliates is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, one or both of the Funds’ activities or claimed activities unrelated to SFM or its Affiliates, the Fund shall indemnify, defend and hold harmless such persons against any loss, liability, damage cost or expense (including, without limitation, attorneys’ and accountants’ fees) incurred in connection therewith.

(d)           The indemnities in paragraph (b) of this Section 5 shall not apply if such action suit or proceeding shall arise as a result of either (i) material breach of this Agreement by the Party seeking indemnity or (ii) gross negligence, willful misconduct, bad faith or fraud by such Party.

(e)           U.S. federal securities laws, under certain circumstances, impose liability even on persons that act in good faith, and the Funds are not waiving any rights they may have to the extent that such liability may not be waived, modified or limited under applicable law.

(f)            The indemnities in this Section 5 shall not apply with respect to default judgments, confessions of judgment or settlements entered into by the Party claiming indemnification without the prior written consent of the Party obligated to provide such indemnification, which shall not be unreasonably withheld.

(g)           The provisions of this Section 5 shall survive the termination of this Agreement.

6.                                      LIMITATIONS ON REFERENCE TO SFM.

(a)           The Funds shall not distribute or circulate any sales literature, promotional or other material which contains any reference to SFM without the prior approval of SFM, and shall submit in draft form all such materials requiring approval of SFM, allowing sufficient time for review by SFM and its counsel prior to any deadline for printing.  If SFM ceases to furnish services to the Funds (the date as of which SFM ceases to provide such services being referred to as the “Cessation Date”), the Funds shall, at their expense:

(i)            as promptly as practicable, take all necessary action to cause each of the LLC Agreements and offering materials to be amended to accomplish a change of name to eliminate any reference to SFM; and

(ii)           within sixty (60) days after the Cessation Date, cease to use in any other manner, including, but not limited to, use in any sales literature or promotional material, the name of SFM.

(b)           The provisions of this Section 6 shall survive the termination of this Agreement.

7.             REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

(a)           The Trading Manager represents and warrants that:

(i)            it is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has full limited liability company power and authority to perform its obligations under this Agreement;

(ii)           it has the capacity and authority to enter into this Agreement;

(iii)          this Agreement has been duly and validly authorized, executed and delivered on its behalf and is a valid and binding agreement of the Trading Manager enforceable in accordance with its terms;

(iv)          it will not, by acting as Trading Manager to the Funds, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which materially limits or affects the performance of its duties under this Agreement; and

(v)           it agrees to serve as commodity pool operator for the Fund and the Master Fund.

(b)           Each of the Fund and the Master Fund represents and warrants that:

(i)            it is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has full limited liability company power and authority to perform its obligations under this Agreement;

(ii)           it has the capacity and authority to enter into this Agreement;

(iii)          this Agreement has been duly and validly authorized, executed and delivered on its behalf and is a valid and binding agreement of such fund enforceable in accordance with its terms;

(iv)          it will not, by entering into this Agreement, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement;

(v)           it will not publish any sales, marketing or other literature identifying SFM or any of its affiliates in connection with this Agreement or the services provided hereunder without SFM’s prior written consent;

8.             INDEPENDENT PARTIES.  The Parties are and shall be independent contracting parties.  Nothing in the Agreement shall be interpreted or construed to create any employment, partnership, joint venture, association, syndicate or other relationship between the Parties except as specifically provided herein.

9.             COMPLETE AGREEMENT.  This Agreement contains all of the terms agreed upon or made by the Parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications among or between the Parties, oral or written, respecting such subject matter.

10.          BINDING EFFECT; ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the Fund and the Master Fund, SFM, each indemnified party, and their respective successors and permitted assigns.  Any officers of SFM and others who are entitled to indemnification hereunder shall be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person’s express written consent.  No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Parties to this Agreement; provided, however, that the Funds hereby consent to any future assignment by SFM of its obligations hereunder to one or more of its Affiliates.  The provisions of this Section 10 shall survive the termination of this Agreement.

11.          AMENDMENT AND WAIVERS.  No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the Parties.  The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.          NOTICES.  All notices, demands or requests required to be made or delivered under this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, to the address below or to such other address as may be designated by the Party entitled to receive the same by notice similarly given:

If to the Trading Manager:

Sydling Futures Management LLC

1285 Avenue of the Americas - 11th Floor

New York, NY 10019

Attention: Jerry Pascucci

If to the Fund:

AAA Energy Opportunities Fund LLC

c/o Sydling Futures Management LLC

1285 Avenue of the Americas - 11th Floor

New York, NY 10019

Attention: Jerry Pascucci

If to the Master Fund:

Sydling AAA Master Fund LLC

c/o Sydling Futures Management LLC

1285 Avenue of the Americas - 11th Floor

New York, NY 10019

Attention: Jerry Pascucci

13.          GOVERNING LAW; JURISDICTION.  Notwithstanding the place where this Agreement may be executed by any of the Parties hereto, the Parties expressly agree that all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York.

14.          HEADINGS.  The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

15.          COUNTERPARTS.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

16.          ARBITRATION.  The Parties agree that any dispute or controversy arising out of or relating to this Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of the NFA or, if the NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association.  Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.

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IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

AAA ENERGY OPPORTUNITIES FUND LLC

By:	Sydling Futures Management
(Sole Member)

By:		/s/ Jerry Pascucci
Jerry Pascucci
President and Director

SYDLING AAA MASTER FUND LLC

By:		Sydling Futures Management
(Sole Member)

	By:	/s/ Jerry Pascucci
Jerry Pascucci
President and Director

SYDLING FUTURES MANAGEMENT LLC

By:	/s/ Jerry Pascucci
Jerry Pascucci
President and Director